UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2015

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-35592
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

300-505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)

604.320.3344
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 10, 2015, we held our annual and special meeting of stockholders. The final voting results for each of the proposals submitted to a vote of the stockholders are set forth below.

Election of Directors

At the annual meeting, our stockholders voted on the election of our directors with the following votes:

	For	Withheld	Abstain	Broker Non-Votes
Chris Cooper	19,353,376	129,322	0	0

Donovan Jones	19,118,151	364,547	0	0

Bruce Joyce	19,369,676	113,022	0	0

Owen Matthews	19,368,636	114,062	0	0

Terence Matthews	19,368,636	114,062	0	0

Larry Timlick	19,369,636	113,062	0	0

As a result, Chris Cooper, Donovan Jones, Bruce Joyce, Owen Matthews, Terence Matthews and Larry Timlick were elected as directors of our company for a one-year term expiring on the day of the 2016 meeting of stockholders.

Appointment of BDO Canada LLP, Chartered Accountants

At the annual meeting, our stockholders ratified the selection of BDO Canada LLP, Chartered Accountants, as auditors of our company with the following votes:

For	Withhold	Abstain	Broker Non-Votes
24,806,827	21,604	0	0

Auditors’ Remuneration

At the annual meeting, our stockholders authorized the directors of our company to fix the auditors’ remuneration with the following votes:

For	Against	Abstain	Broker Non-Votes
23,936,479	870,153	21,798	0

Increase in the number of shares issuable under Employee Share Purchase Plan

At the annual meeting, our stockholders approved an increase in the number of shares issuable under our Employee Share Purchase Plan by 500,000 shares with the following votes:

For	Against	Abstain	Broker Non-Votes
7,486,014*	342,778	286	0

*Excludes 11,654,120 shares owned and voted by directors and officers of our company.

Increase in the number of shares issuable under Deferred Share Unit Plan

At the annual meeting, our stockholders approved an increase in the number of shares issuable under our Deferred Share Unit Plan by 1,000,000 shares with the following votes:

For	Against	Abstain	Broker Non-Votes
7,481,494*	346,798	286	0

*Excludes 11,654,120 shares owned and voted by directors and officers of our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:	/s/ David Karp
David Karp
Chief Financial Officer

Dated: September 11, 2015